                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             Tower Automotive, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                             TOWER AUTOMOTIVE, INC.
                              27175 HAGGERTY ROAD
                           NOVI, MICHIGAN 48377-3626

                                 April 16, 2004

To Our Stockholders:

     You are cordially invited to attend Tower Automotive, Inc.'s 2004 Annual Meeting of Stockholders which will be held on May 20, 2004, at 1:00 p.m. local time, at One Financial Place, 440 S. LaSalle Street, 2nd Floor Conference Center, Chicago, Illinois 60605.

     The official Notice of Meeting, Proxy Statement and Proxy are included with this letter. The proposal listed in the Notice of Meeting is more fully described in the Proxy Statement.

     Whether or not you plan to attend the Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

                                          Sincerely,

                                          -s- S.A. Johnson
                                          S. A. Johnson
                                          Chairman of the Board

                             TOWER AUTOMOTIVE, INC.

                                   NOTICE OF
                      2004 ANNUAL MEETING OF STOCKHOLDERS

TIME:            1:00 p.m. local time, May 20, 2004.

PLACE: One Financial Place, 440 S. LaSalle Street, 2nd Floor Conference Center, Chicago, Illinois 60605.

PROPOSALS:       (1) Election of nine directors;

                 (2) Amendment to the Tower Automotive, Inc. Colleague Stock Discount Plan; and to transact any other proper business.

RECORD DATE:     Only holders of record at the close of business on April 6,
                 2004, are entitled to notice of and to vote on all proposals presented at the meeting and at any adjournments or postponements thereof. A list of such holders will be available prior to the meeting at our corporate office, located at 27175
                 Haggerty Road, Novi, Michigan 48377-3626, for examination by any stockholder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          -s- James N. DeBoer
                                          James N. DeBoer
                                          Secretary

Dated: April 16, 2004

                            YOUR VOTE IS IMPORTANT!

  TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY
                                     CARD.

                             TOWER AUTOMOTIVE, INC.
                              27175 HAGGERTY ROAD
                           NOVI, MICHIGAN 48377-3626
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                      2004 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 2004
                           -------------------------

     This Proxy Statement and accompanying Proxy are being furnished to our holders of common stock in connection with the solicitation of Proxies on behalf of our Board of Directors for the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on May 20, 2004, at 1:00 p.m. local time at One Financial Place, 440 S. LaSalle Street, 2nd Floor Conference Center, Chicago, Illinois 60605, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 16, 2004, to holders of record, on April 6, 2004, of our common stock.

     When you sign and return the enclosed Proxy and if no direction is indicated, your proxy will be voted FOR the slate of directors described below, FOR the amendment to the Company's Colleague Stock Discount Plan and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

     Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy any time before it is voted, by written notice to our Secretary prior to the Annual Meeting, or by submission of a later-dated Proxy, or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

     On April 6, 2004, there were 57,341,805 shares of our common stock outstanding. Each outstanding share of common stock entitles the holder thereof to one vote per share. The presence in person or by Proxy of at least 51% of such shares constitutes a quorum. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and therefore is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by us.

                             ELECTION OF DIRECTORS

     Our Board of Directors is currently comprised of nine members. Our Board has nominated and recommends the election of each of the nine nominees set forth below as a director, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is an incumbent director, previously elected by our stockholders, except for Ms. Kathleen Ligocki, the Company's CEO, who was appointed to the Board on August 18, 2003, at the time of her election as CEO. Our Board of Directors expects all nominees named below to be available for election. If any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by Proxy. Accordingly, the nine individuals who receive the greatest number of votes cast by our stockholders will be elected as directors. There is no right to cumulative voting on any matter.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

     The following sets forth information as to each nominee for election at the Annual Meeting, including the nominee's age as of April 1, 2004, principal occupation and employment for a minimum of the past five years, directorships in other publicly held companies, and period of service as a director of Tower Automotive.

     S. A. (Tony) Johnson, 63, has served as Chairman and as a Director since April 1993. Mr. Johnson is the founder of Hidden Creek Industries ("Hidden Creek"), a private industrial management company based in Minneapolis which has provided certain management and other services to Tower Automotive. Mr. Johnson is also the Managing Partner of J2R Partners ("J2R"), an investment partnership that participated in the acquisition of R. J. Tower Corporation. Prior to forming Hidden Creek, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. From 1981 to 1985, Mr. Johnson was President and Chief Executive Officer of Onan Corp., a diversified manufacturer of electrical generating equipment and engines for commercial, defense and industrial markets. Mr. Johnson currently serves as a director of Dura Automotive Systems, Inc., a manufacturer of mechanical assemblies and integrated systems for the automotive industry, and served as Chairman and a director of Automotive Industries Holding, Inc., a supplier of automotive interior trim components, from May 1990 until its sale to Lear Corporation in August 1995.

     Anthony G. Fernandes, 58, has served as a Director since May 2003. Mr. Fernandes was Chairman, Chief Executive Officer and President of Philip Services Corporation, an industrial services and integrated metals recovery company, from 1999 to 2003. Prior to joining Philip Services, Mr. Fernandes worked at Atlantic Richfield Company for more than 30 years, including from 1994 to 1999 as Executive Vice President and director, and from 1987 to 1990 as Corporate Controller. In addition, from 1997 to 1998, he was chairman of ARCO Chemical, a publicly traded company owned 80% by Atlantic Richfield. Mr. Fernandes is a director of Baker Hughes Corporation, Cytec Industries, Inc., and Black and Veatch.

     Juergen M. Geissinger, 44, has served as a Director since May 2000. Dr. Geissinger has served as President and Chief Executive Officer of INA Holding Schaeffler KG, a global manufacturer of bearings, linear guidance systems, automotive transmissions and engine systems since November 1998. From 1992 to October 1998, Dr. Geissinger served in various positions at ITT Automotive, most recently as Senior Vice President, with responsibility for the Brakes and Chassis Division worldwide.

     Ali Jenab, 41, has served as a Director since January 2001. Mr. Jenab is the President and Chief Executive Officer of VA Software Corporation. From February 2001 until July 2003, he served as its Chief Operating Officer. From August 2000 until February 2001, Mr. Jenab served as that company's Senior Vice President and General Manager, Systems Division. From 1983 through August 2000, Mr. Jenab held various positions at Amdahl Corporation, a provider of high-end integrated computing solutions.

     Kathleen Ligocki, 47, has served as our President and Chief Executive Officer since August 18, 2003. Ms. Ligocki joined us from Ford Motor Company where she had most recently served as a corporate officer and Vice President, Ford Customer Service Division. During her five year tenure at Ford, Ms. Ligocki held various other positions, including President and CEO, Ford of Mexico, Vice President, North American Marketing, and Director, Business Strategy. From 1994 to 1998, Ms. Ligocki worked for United Technologies Corporation, initially at Carrier Corporation, as the Director of Manufacturing and Purchasing in Paris, France, subsequently at UT Automotive as the Vice President of Worldwide Sales and as Vice President, Motors Division. Ms. Ligocki worked for General Motors from 1979 to 1994 at Delco Electronics Corporation.

     F. Joseph Loughrey, 54, has served as a Director since November 1994. Mr. Loughrey joined Cummins, Inc. in 1974 and has served as President -- Engine Business since October 1999. Before then, Mr. Loughrey served as Executive Vice President and Group President -- Industrial and Chief Technical Officer from 1996 to 1999. Mr. Loughrey is also a director of Sauer-Danfoss, Inc., a worldwide leader in the design, manufacture and sale of engineered hydraulic systems and components.

     James R. Lozelle, 58, has served as a Director since May 1994. Mr. Lozelle served as Executive Vice President for Tower, with responsibility for our operations in Milwaukee, Wisconsin and Roanoke, Virginia, from April 1997 to January 1999. From the acquisition of Edgewood Tool and Manufacturing Company

("Edgewood") in May 1994 until March 1997, Mr. Lozelle served at the Tower Automotive Technical Centers, with responsibility for advanced product development and customer service. Mr. Lozelle served as President of Edgewood from 1982 until it was acquired by us.

     Georgia R. Nelson, 54, has served as a director since May 2001. Ms. Nelson has served as President of Midwest Generation EME, LLC, an Edison International company since it was established in 1999 as a subsidiary of Edison Mission Energy. Midwest Generation is a wholesale power generation company. Since January 1, 2003, Ms. Nelson has served as General Manager of Edison Mission Energy -- Americas, a global independent power operating, development and trading company. From 1996 to 1999, Ms. Nelson was Senior Vice President of Worldwide Operations and Division President of the Americas region of Edison Mission Energy. From 1993 to 1996, she served as Senior Vice President of Southern California Edison, a large U.S. electric utility.

     Enrique Zambrano, 48, has served as a Director since December 1997. Mr. Zambrano has served as Chief Executive Officer and a director of Proeza, S.A. de C.V., a diversified international company that has operations primarily in the automotive and citrus juice processing industries, since 1988. Mr. Zambrano is also a director of IMSA, a steel processing company, SENDA, a leading regional transportation company, XIGNUX, a Mexican private industrial conglomerate, and ITESM, the largest private University in Mexico.

     There are no family relationships between any of the directors, nominees, or any of our executive officers.

                     CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE GUIDELINES

     For many years, our Board of Directors has been committed to sound and effective corporate governance practices. This past year the Board documented those practices by adopting our Corporate Governance Guidelines. These Guidelines address director responsibilities, the composition of the Board, periodic performance evaluations, stock ownership guidelines and other corporate governance matters. Under our Guidelines, a substantial majority of the members of our Board must qualify as independent under the rules established by the New York Stock Exchange (NYSE) stock market on which our stock trades. Our Guidelines also require the Board to have an audit committee, compensation committee and a nominating and corporate governance committee, and that each member of those committees qualify as a independent under the NYSE rules. Our Corporate Governance Guidelines, as well as the charters of each of the foregoing committees are available for review on our website at www.towerautomotive.com.

CODE OF BUSINESS CONDUCT AND ETHICS AND CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

     Our Board has also adopted a Code of Business Conduct and Ethics that applies to all of our colleagues, officers and directors. In addition, our Board adopted a Code of Ethics for Senior Financial Officers, which includes our principal executive officer, principal financial officer and controller. Each of these codes are posted on our website. Any changes to or waivers of either code will be disclosed on our website.

DETERMINATION OF INDEPENDENCE OF BOARD MEMBERS

     As required by our Corporate Governance Guidelines, our Board has determined that each of the following directors qualifies as an "Independent Director", as such term is defined in the NYSE listing standards, and that none of those directors has a material relationship with Tower Automotive: Anthony Fernandes, Juergen Geissinger, Ali Jenab, F. Joseph Loughrey, James Lozelle and Georgia Nelson. The Board's determination was made as a result of its review of completed individual questionnaires addressing the nature and extent of each member's relationship with the Company and taking into consideration the definition of "Independent Director" under the NYSE rules. Our Board also determined that each member of the audit committee, compensation committee and nominating and corporate governance committee meets the independence requirements applicable to those committees as prescribed by the NYSE listing standards, and, as to the audit committee, the applicable rules of the Securities and Exchange Commission. As required by our Corporate Governance Guidelines, the Chairman of our Board is a non-executive chairman.

MEETING ATTENDANCE

     Each of our directors is expected to attend all meetings of the Board, applicable committee meetings, and our annual meeting of stockholders. Each of our directors attended our 2003 annual stockholder meeting. During 2003, the Board held seven meetings; each director attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served. Consistent with the requirements of our Guidelines, our Board met in executive sessions, without the presence of management, following the conclusion of each regularly scheduled Board meeting. These meetings were chaired by Mr. Loughrey, who has been selected as the presiding director of our Board's executive sessions.

COMMUNICATIONS WITH THE BOARD

     Stockholders and other parties interested in communicating directly with our presiding director or with non-management directors as a group may do so by writing to Tower Automotive, Inc., attention Corporate Governance Officer, 27175 Haggerty Road, Novi, Michigan 48377-3626. The Corporate Governance Officer has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

BOARD COMMITTEES

     Our Board has four standing committees. They are as follows:

     Executive Committee. The Executive Committee consists of S.A. Johnson (Chairman) and Kathleen Ligocki. The Executive Committee has all the power and authority vested in or retained by the Board of Directors, and may exercise such power and authority in such manner as it shall deem for our best interest in all cases in which specific direction shall not have been given by the Board of Directors, and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee met four times during the preceding fiscal year.

     Compensation Committee. The Compensation Committee consists of F. Joseph Loughrey (Chairman), Juergen M. Geissinger, Ali Jenab, and Georgia Nelson. During the last fiscal year, the Compensation Committee made recommendations to the Board of Directors with respect to salaries, compensation and benefits of our directors and executive officers. The Compensation Committee met five times during the preceding fiscal year.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (formerly the Nominating Committee) consists of Georgia Nelson (Chairperson), F. Joseph Loughrey, and James R. Lozelle and Anthony Fernandes. This Committee is responsible for assisting the Board in recommending qualifications and standards to serve as a director of our Company, identifying and recommending individuals qualified to become one of our directors and developing, recommending and reviewing corporate governance standards and policies. This Committee met seven times last year.

     Audit Committee. The Audit Committee consists of James R. Lozelle (Chairman), Ali Jenab, and Anthony Fernandes. Mr. Fernandes is qualified as an "audit committee financial expert" within the meaning of SEC regulations, and the Board has determined that he has accounting and related financial management expertise within the meaning of the NYSE listing standards. The primary function of this Committee is to assist the Board by overseeing (1) the quality and integrity of our accounting, auditing and reporting practices, (2) the performance of our internal audit function and independent auditor, and (3) our disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board of Directors have established. The Committee is also responsible to appoint the independent public accountants to audit our financial statements. The full responsibilities of the Committee are set forth in its Audit Committee Charter (a copy of which is attached as Appendix A to this Proxy Statement), which was amended and restated by the Board of Directors on February 18, 2004. The Audit Committee met thirteen times during 2003.

     On February 18, 2004, the Audit Committee submitted to the Board the following report:

          We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003.

          We have discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

          We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

          Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Form 10-K Report for the year ended December 31, 2003.

          In issuing this report, we note that management is responsible for the Company's financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management's representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements. Our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

         James R. Lozelle (Chairman)
         Ali Jenab
         Anthony Fernandes

DIRECTOR NOMINATIONS

     Our Bylaws contain certain procedural requirements applicable to stockholder nominations of directors. Stockholders may nominate a person to serve as a director if they provide written notice to us not later than sixty and no more than ninety days prior to the first anniversary date of the preceding year's annual meeting. The notice must include (1) the name and address of the stockholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the stockholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the stockholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Exchange Act had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director.

     Our governance committee is not currently utilizing the services of any third party search firm to assist in the identification or evaluation of board member candidates. However, the committee has in the past, and may in the future, use the services of such a firm as it deems necessary or appropriate.

     Our governance committee is responsible for reviewing the qualifications and independence of the members of the Board. However, it has not established specific, minimum qualifications for director nominees.

     This Committee does assess the skills, experience and background of prospective candidates. In light of these general requirements, our governance committee reviews the suitability of each person nominated to our Board. In the past, through the board evaluation process, the Committee has determined whether there were any skills or experience that needed to be added to the Board and used that information to help establish criteria for Board member searches and candidate evaluation.

     The committee has not received any recommended nominations from any of our stockholders in connection with our 2004 annual meeting. The nominees who are standing for election as directors at the 2004 annual meeting are incumbent directors recommended by the committee and nominated by the Board.

COMPENSATION OF DIRECTORS

     For service in 2003, our nonemployee directors ("Outside Directors") each received an annual retainer of $75,000. Board compensation for 2004 will remain at the sum level. The Chairman of the Board's Audit Committee receives additional compensation in the amount of $10,000, and the Chairman of the Board's Compensation Committee and the Chairman of the Board's Nominating and Corporate Governance Committee each receive additional compensation in the amount of $5,000. No additional fees are paid to directors for attendance at Board meetings. All, none, or a portion of the retainer, but in increments of not less than 25%, may be deferred under our Director Deferred Stock Purchase Plan. Deferred amounts are payable only in shares of our common stock. In addition, we paid Mr. Johnson an annual fee of $200,000 for his services as Chairman of the Board, and reimbursed him approximately $63,000 for office and travel expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5 filings were required, we believe that during the period from January 1, 2003, through December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with, except for (1) one late report each by directors Fernandes, Geissinger, Jenab, Johnson, Nelson, and Zambrano, relating to the acquisition of deferred stock units in lieu of director fees under our Director Deferred Stock Purchase Plan, (2) one late report each by Mr. Pitser covering the grant of an employee stock option and stock grant under our Long-Term Incentive Plan, and by Ms. Johnston, Mr. Zarate, Mr. Vincent Pairet, Mr. Richard Burgess, and Mr. Daniel Webber covering the grant of employee stock options and stock grants under our Long-Term Incentive Plan and the acquisition of deferred stock units in lieu of compensation under our Key Leadership Deferred Income Stock Purchase Plan.

        PROPOSAL TO APPROVE THE AMENDMENT TO THE TOWER AUTOMOTIVE, INC.
                     COLLEAGUE STOCK DISCOUNT PURCHASE PLAN

     In 1994, our Board adopted, and our stockholders approved, the Tower Automotive, Inc. Colleague Stock Discount Purchase Plan (the "Plan"). The Plan allows our colleagues to purchase shares of our stock at a discount from prevailing market prices.

     A total of 1,400,000 shares is currently reserved for issuance under the Plan. As of March 31, 2004, we did not have any shares of our common stock available for future purchases under this Plan. Our Board has approved an amendment to the Plan, subject to stockholder approval, to make an additional 400,000 shares available for purchase under the Plan. At the Annual Meeting, our stockholders are being requested to consider and approve this amendment. The following summarizes the material features of the Plan, as amended and restated.

     Description of the Plan. All of our active colleagues, except certain part-time colleagues, are eligible to participate in the Plan on the first day of any Plan Quarter following employment with us. A Plan Quarter begins on the first day of each calendar quarter and ends on the last day of that quarter. No colleague is entitled to purchase shares of common stock under the Plan if he or she is, or would be, after the purchase, the holder of five percent (5%) or more of our total voting power.

     The Plan allows eligible colleagues to purchase shares of our stock at price equal to eighty-five percent (85%) of the lower of (a) the closing price of our common stock on the first day of the Plan Quarter, or (b) the last day of that Plan Quarter, during which money was contributed to the Plan. Colleagues who have elected to participate in the Plan may contribute a minimum of $10 per week, and a maximum of $12,000 in market value of the Company's stock (the "Maximum Amount"), to purchase shares under the Plan. Purchases of shares are made within 30 days after the end of each Plan Quarter.

     A participant may terminate participation in the Plan at any time by giving written notice to us. Shares purchased under the plan after January 1, 1997, must be held for at least two years from the date of purchase before resale is authorized, except for shares distributed upon termination of employment. Rights under the Plan are nontransferrable. Any termination of employment, including death and retirement, terminates participation. Our Board has the right to terminate the Plan at any time as of the end of any Plan Quarter.

     Summary of Federal Income Tax Consequences. The Plan is intended to be a qualified "Employee Stock Purchase Plan," as defined in Section 423 of the Code. The following paragraph summarizes the consequences of the acquisition and disposition of shares of our common stock for federal income tax purposes, based on management's understanding of existing federal income tax laws.

     Funds contributed by colleagues through payroll deductions are a part of current compensation taxable as ordinary income, although not actually received by colleagues. As of the purchase date, on the last business day of each Plan Quarter, a participating colleague will be considered to have been granted an option to purchase shares and to have simultaneously exercised that option with respect to the shares purchased on that date.

     If the colleague does not dispose of such shares for a period of two (2) years after the date of the grant of the option (the "Holding Period"), upon subsequent disposition of the shares upon death, the colleague will realize compensation, taxable as ordinary income, equal to the lesser of (a) the amount by which the fair market value of the shares at the time of disposition or death exceeds the option exercise price, or (b) the amount by which the fair market value of the shares at the time the option was granted exceeded the option exercise price. If (b) is the lesser amount, the difference between the fair market value of the shares at the time of disposition or death and the fair market value of the shares at the time the option was granted will be taxed as a capital gain. If the Holding Period requirement described above is not met, the amount to be treated as compensation on disposition of the shares by the colleague is the difference between the option exercise price and the fair market value of the shares at the time the option is exercised. In the event the Holding Period requirement is not met, we will be entitled to a deduction for federal income tax purposes equal to the amount recognized as compensation by the colleague. In all other events, we will not be entitled to any deduction for federal income tax purposes with respect to shares to an employee pursuant to exercise of an option granted under the Plan.

     Participation in the Plan. The following table sets forth the number of shares purchased under the Plan during 2003 by each of (i) our Named Executive Officers, (ii) all executive officers as a group, and (iii) all colleagues, including all officers who are not currently executive officers, as a group. Non-employee directors are not eligible to participate in the Plan.

                                                               NUMBER OF SHARES
                                                              PURCHASED UNDER THE
NAME AND PRINCIPAL POSITION                                      PLAN IN 2003
---------------------------                                   -------------------
Kathleen Ligocki, President and Chief Executive Officer.....            -0-
Tom G. Pitser, Vice President...............................          5,818
Jim Arnold(1)...............................................            -0-
Kathy Johnston, Vice President..............................            -0-
Antonio Zarate, Vice President..............................            -0-
Dug Campbell, Former President and Chief Executive
  Officer...................................................            -0-
All executive officers as a group...........................          5,818
All employees, including all officers who are not executive
  officers, as a group......................................        172,801

-------------------------

(1) Mr. Arnold's employment with the Company terminated as of December 31, 2003.

     Required Vote for Approval. The affirmative vote of a majority of our Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Amendment. While broker nonvotes will not be treated as votes cast on the approval of and Amendment, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Amendment.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On June 20, 2002, our Board of Directors, with the unanimous recommendation of our Audit Committee dismissed Arthur Andersen LLP ("Andersen") as our independent public accountants. The audit reports of Andersen on our consolidated financial statements for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During our fiscal year ended December 31, 2001, and through the date of Andersen's dismissal (a) there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of such disagreement in connection with Andersen's report on our consolidated financial statements for such years; and (b) there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     We provided Andersen with a copy of the foregoing disclosures, and Andersen in turn provided a letter, dated June 20, 2002, stating its agreement with such statements.

     Also on June 20, 2002, our Board of Directors, with the unanimous recommendation of our Audit Committee, appointed Deloitte & Touche LLP, as our independent public accountant for our fiscal year ended December 31, 2002. During fiscal 2001, and through the date we appointed Deloitte & Touche LLP as our accountant, neither us nor anyone acting on our behalf consulted Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(ii) of Regulation S-K.

     We have appointed Deloitte & Touche LLP, as independent public accountants, to audit our consolidated financial statements for the year ending December 31, 2004, and to perform other appropriate and permitted services as directed by our management and the Board of Directors. Representatives of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if they desire and will be available to respond to questions following the conclusion of the meeting.

                DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS

     Aggregate fees billed to us for the fiscal years ended December 31, 2003 and 2002 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities"), were as follows:

                                                                 2003         2002
                                                                 ----         ----
1. Audit Fees...............................................  $1,556,006   $1,072,250
2. Audit Related Fees(a)....................................     125,462       62,029
3. Tax Fees(b)..............................................     821,645      953,737
4. All Other Fees...........................................           0            0

-------------------------

(a) Includes fees for (1) financial accounting and reporting consultations on proposed transactions, and (2) advisory and internal accounting control-related services related to the implementation of Section 404 of the Sarbanes-Oxley Act.

(b) Consists primarily of fees paid for tax compliance and tax planning services. It includes services regarding sales and use, property and other tax return assistance, assistance with tax return filings in certain foreign jurisdictions, assistance with tax audits and appeals, preparation of expatriate tax returns, and general U.S. and foreign tax advice.

     Our Audit Committee adopted a policy regarding the approval of audit and permissible non-audit services provided by our independent auditor. A copy of that policy is available on our website. The policy requires specific approval by the committee of audit, audit related and other permissible services. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements of the meeting, the Proxies will be voted in the discretion of the proxy holders.

                   OWNERSHIP OF TOWER AUTOMOTIVE COMMON STOCK

     Unless otherwise noted, the following table sets forth certain information regarding ownership of common stock as of April 1, 2004, by (i) the beneficial owners of more than 5% of our common stock, (ii) each director, director nominee, and named executive officer, and (iii) all of our directors and executive officers as a group. To our knowledge, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934.

                                                              BENEFICIAL OWNERSHIP OF
                                                                  COMMON STOCK(1)
                                                              ------------------------
                                                              NUMBER OF    PERCENT OF
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                         SHARES        CLASS
---------------------------------------                       ---------    ----------
Kathleen Ligocki............................................    100,000          *
Tom G. Pitser(2)............................................    181,752          *
Jim Arnold(3)...............................................     36,108          *
Kathy Johnston..............................................    135,221          *
Antonio Zarate(2)...........................................     47,485          *
Anthony G. Fernandes........................................     27,855          *
Juergen M. Geissinger(2)....................................     21,895          *
Ali Jenab(2)................................................     14,727          *
S. A. Johnson(2)............................................    351,247          *
F. Joseph Loughrey(2).......................................     82,298          *
James R. Lozelle(2).........................................    314,371          *
Georgia Nelson(2)...........................................     47,585          *
Enrique Zambrano(2).........................................     44,335          *
Dugald Campbell(4)..........................................    931,570        1.6%
Barclays Global Investors NA(5).............................  3,640,555        6.3%
Dimensional Fund Advisors, Inc.(6)..........................  3,830,000        6.7%
FMR Corp(7).................................................  5,678,700        9.9%
State of Wisconsin Investment Board(8)......................  2,425,000        4.2%
Strong Capital Management, Inc.(9)..........................  3,088,845        5.4%
All Directors and executive officers as a group (19
  persons)..................................................  2,633,335        4.6%

-------------------------

 *  Less than one percent.

(1) The number of shares includes shares that may be purchased under options that are exercisable in 60 days. The percent of class is calculated based on the number of shares outstanding plus such option shares.

(2) Includes the following number of shares issuable as deferred compensation for the following individuals: Mr. Pitser -- 4,885; Mr. Arnold -- 36,108; Ms. Johnston -- 32,337; Mr. Zarate -- 17,484; Mr. Fernandes -- 27,855; Dr. Geissinger -- 14,255; Mr. Jenab -- 10,691; Mr. Johnson -- 35,637; Mr.
    Loughrey -- 17,298; Mr. Lozelle -- 1,946; Ms. Nelson -- 47,545; Mr.
    Zambrano -- 35,637; and Mr. Campbell -- 454,890.

(3) Mr. Arnold's employment with the Company terminated as of December 31, 2003.

(4) Mr. Campbell resigned as our CEO on August 18, 2003. Includes 256,861 shares held in trusts, of which Mr. Campbell or his wife are the trustees. Mr. Campbell disclaims beneficial ownership of the shares held in trust.

(5) Barclays Global Investors, NA, on behalf of itself and its affiliates reported as of February 13, 2004, sole voting and dispositive power with respect to 3,439,579 shares of Common Stock. The address for Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(6) Dimensional Fund Advisors, Inc. reported as of February 6, 2004, sole voting and dispositive power with respect to 3,830,000 shares of Common Stock. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) FMR Corp reported as of March 10, 2004, sole dispositive power with respect to 5,678,700 shares of Common Stock. The address for FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) The State of Wisconsin Investment Board reported as of February 16, 2004, sole voting and dispositive power with respect to 2,425,000 shares of Common Stock. The address of the Board is P.O. Box 7842, Madison, Wisconsin 53707.

(9) Strong Capital Management, Inc. reported as of February 16, 2004, shared voting and shared dispositive power with respect to 3,088,845 shares of Common Stock. The address of Strong Capital Management, Inc. is 100 Heritage Reserve, Menominee Falls, Wisconsin 53051.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation packages for the years ended December 31, 2003, 2002, and 2001 for the persons who served as our chief executive officer during 2003 and the four other most highly compensated executive officers (the "Named Executive Officers").

                                             ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                      ----------------------------------   ----------------------------------
                                                                           RESTRICTED
                                                            OTHER ANNUAL     STOCK       OPTIONS                 ALL OTHER
          NAME AND                     SALARY     BONUS     COMPENSATION     AWARDS      GRANTED      LTIP      COMPENSATION
     PRINCIPAL POSITION        YEAR    ($)(1)     ($)(2)        ($)           ($)        (#)(3)    PAYOUTS(4)      ($)(5)
     ------------------        ----    ------     ------    ------------   ----------    -------   ----------   ------------
Kathleen Ligocki.............  2003   $291,667   $      0     $      0      $395,000(7)        0          0       $    681
  President and Chief          2002          0          0            0             0           0          0              0
  Executive Officer(6)         2001          0          0            0             0           0          0              0
Tom G. Pitser................  2003   $332,968   $      0     $ 78,666      $ 22,120(8)   17,500     79,160       $ 21,199
  Vice President               2002    271,667    205,000            0             0      35,000     56,527         20,372
                               2001    256,873    161,250            0             0      22,000          0          7,835
Jim Arnold...................  2003   $287,500   $      0     $ 15,742      $ 18,960(8)   15,000     37,500       $ 19,897
  Vice President(9)            2002    264,583    139,500            0             0      30,000          0            883
                               2001    273,150    250,000       21,140             0      22,000          0         10,668
Kathy Johnston...............  2003   $255,000   $      0     $ 14,802      $ 15,800(8)   12,500     25,000       $ 17,690
  Vice President               2002    244,375    124,500            0             0      20,000          0         18,589
                               2001    240,450    130,000            0             0      15,000          0         10,569
Antonio Zarate...............  2003   $312,994   $      0     $      0      $ 18,960(8)   15,000          0       $145,297
  Vice President               2002    262,917    184,000            0             0      30,000          0        162,926
                               2001    260,000    200,000            0             0      22,000          0        145,297
Dugald K. Campbell(10).......  2003   $790,000   $      0     $392,005      $104,280(8)   82,500    349,558       $ 63,668
                               2002    697,917    735,885            0             0     165,000          0         62,442
                               2001    637,083    805,000            0             0     165,700          0         19,124

-------------------------

 (1) Includes amounts deferred by employees under our 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

 (2) Represents amounts earned under our annual bonus plan, but excludes amounts foregone at the election of the Named Executive Officer and payable in shares of our Common Stock under our Key Leadership Deferred Income Stock Purchase Plan ("DISPP"), as reported in the Long-Term Incentive Plan table.

 (3) The options vest ratably over four years commencing with the first anniversary of the grant date.

 (4) Represents payout for performance under the Long-Term Performance Cash Plan for the 2001-2002 period, but excludes amounts earned but deferred under our DISPP, payable solely in shares of our Common Stock. Fifty percent of any bonus for that period is payable in 2003, and the balance is payable in 2004. Also includes the value of our shares of Common Stock distributed under our DISPP, based upon the fair market value of our Common Stock on the date of distribution.

 (5) The amounts disclosed in this column include: (a) amounts contributed to our 401(k) plan and supplement retirement plan, and (b) dollar value of premiums paid by us for term life insurance on behalf of the named executive officers as follows:

                                                                           2003       2002       2001
                                                                           ----       ----       ----
     K. Ligocki..................................................  (a)   $      0   $      0   $      0
                                                                   (b)        681          0          0
     T. Pitser...................................................  (a)   $ 20,200   $ 19,467   $  6,800
                                                                   (b)        999        905      1,035
     J. Arnold...................................................  (a)   $ 18,940   $      0   $  9,717
                                                                   (b)        957        883        951
     K. Johnston.................................................  (a)   $ 16,840   $ 17,775   $  9,600
                                                                   (b)        850        814        969
     A. Zarate...................................................  (a)   $137,000   $137,000   $137,000
                                                                   (b)      8,297     25,926      8,297
     D. Campbell.................................................  (a)   $ 61,035   $ 60,117   $ 16,700
                                                                   (b)      2,633      2,325      2,424

 (6) Ms. Ligocki became our CEO on August 18, 2003.

 (7) Represents the grant of 100,000 shares of our Common Stock to Ms. Ligocki under our Long Term Incentive Plan, based upon the fair market value of our stock ($3.95) on August 18, 2003, the date of grant. The shares vest at the rate of 50% of the shares granted on the first and second anniversary of the grant date. As of December 31, 2003, the value of Ms. Ligocki's restricted stock was $683,000, based upon the fair market value of our stock on that date ($6.83). Holders of restricted stock grants are entitled to vote the shares and to receive dividends thereon prior to the date of vesting.

 (8) Represents the grant of 7,000, 6,000, 5,000, 6,000, and 33,000 shares of restricted stock to Mr. Pitser, Mr. Arnold, Ms. Johnston, Mr. Zarate, and Mr. Campbell, respectively, under our Long Term Incentive Plan. Subject to certain pro rata vesting due to termination for death, disability, and retirement, the shares vest on the third anniversary of the grant date. As of December 31, 2003, the value of the restricted shares owned by the foregoing executives was $47,810, $40,980, $34,150, $40,980, and $255,390,
     respectively, based upon the value of our stock on that date ($6.83). Holders of restricted stock are entitled to vote the shares and to receive dividends thereon prior to the date of vesting.

 (9) Mr. Arnold's employment with the Company terminated as of December 31, 2003.

(10) Mr. Campbell resigned as our CEO on August 18, 2003.

OPTION GRANT TABLE

     The following table shows all grants of options to acquire shares of our common stock to the Named Executive Officers under the Stock Option Plan during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                          NUMBER OF                                              POTENTIAL REALIZABLE VALUE AT
                          SECURITIES    % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                          UNDERLYING     OPTIONS                                    STOCK PRICE APPRECIATION
                           OPTIONS      GRANTED TO     EXERCISE                        FOR OPTION TERM(2)
                           GRANTED     EMPLOYEES IN      PRICE      EXPIRATION   ------------------------------
          NAME              (#)(1)     FISCAL YEAR    (PER SHARE)      DATE           5%               10%
          ----            ----------   ------------   -----------   ----------        --               ---
K. Ligocki..............       -0-           --             --             --            --                --
T. Pitser...............    17,500         3.09%         $3.16       05/22/13      $ 34,778          $ 88,134
J. Arnold...............    15,000         2.65%         $3.16       05/22/13      $ 29,810          $ 75,543
K. Johnston.............    12,500         2.21%         $3.16       05/22/13      $ 24,841          $ 62,953
A. Zarate...............    15,000         2.65%         $3.16       05/22/13      $ 29,810          $ 75,543
D. Campbell.............    82,500        14.58%         $3.16       05/22/13      $163,953          $415,489

-------------------------

(1) These options vest ratably over four years commencing one year from the date of grant.

(2) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises depend on future performance of our common stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information on the exercise of stock options during 2003 by the Named Executive Officers and the aggregate number and value of unexercised options held by each Named Executive Officer, as of December 31, 2003.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR AND YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                                    UNEXERCISED    VALUE OF UNEXERCISED
                                                                    OPTIONS AT         IN-THE-MONEY
                                                                    YEAR-END(#)    OPTIONS YEAR-END($)
                                         SHARES                    -------------   --------------------
                                       ACQUIRED ON      VALUE      EXERCISABLE/        EXERCISABLE/
                NAME                    EXERCISE     REALIZED($)   UNEXERCISABLE      UNEXERCISABLE
                ----                   -----------   -----------   -------------      -------------
K. Ligocki...........................      -0-           -0-                 0/0              0/0
T. Pitser............................      -0-           -0-       90,250/49,250         0/55,300
J. Arnold............................      -0-           -0-            34,750/0              0/0
K. Johnston..........................      -0-           -0-       61,250/46,250         0/39,500
A. Zarate............................      -0-           -0-       72,750/59,250         0/47,400
D. Campbell..........................      -0-           -0-            0/82,500        0/260,700

                            LONG-TERM INCENTIVE PLAN

     The following table provides information on the number of restricted stock units credited to the Named Executive Officers as the result of the deferral of amounts otherwise payable in 2003 for bonuses earned in 2002.

                                                           NUMBER OF SHARES,    PERFORMANCE OR OTHER
                                                            UNITS OR OTHER     PERIOD UNTIL MATURATION
                          NAME                               RIGHTS(#)(1)             OR PAYOUT
                          ----                             -----------------   -----------------------
K. Ligocki...............................................           -0-                  --
T. Pitser................................................           -0-                  --
J. Arnold................................................        24,960                  (2)
K. Johnston..............................................        19,762                  (2)
A. Zarate................................................        11,271                  (2)
D. Campbell..............................................       400,802                  (2)

-------------------------

(1) Represents the number of units credited to a colleague's account under the terms of our Key Leadership Deferred Income Stock Purchase Plan (the "DISP Plan"). Under the terms of the DISP Plan, participants may elect to defer all or a portion (but not less than 25%) of their cash bonus payment earned under either our annual bonus program or our long-term bonus program. Deferred amounts are credited in stock units, based on the value of our stock as of the end of the month in which the bonus would have been paid to the colleague. Stock units are payable only in shares of our common stock.

(2) Under the terms of the DISP Plan, the number of restricted stock units credited to a participant's basic account is required to equal the amount of the deferred bonus, divided by the value of a share of our Common Stock on the last day of the month in which the cash bonus would otherwise be paid. In addition, participants are concurrently credited with additional stock units to a separate Premium Account equal to one-third of the number of the restricted stock units credited to his or her basic account. Restricted stock units credited to this Premium Account do not vest until the 15th day of December of the second plan year following the year the units are credited to a participant's account, provided that the participant is then a colleague of the Company. The DISP Plan allows for accelerated vesting in the event of a participant's death, disability, retirement or termination during a period of 24 months following a change in control of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following has been submitted by the Compensation Committee:

GENERAL EXECUTIVE OFFICER COMPENSATION POLICIES

     The Compensation Committee, which was established in connection with Tower Automotive's initial public offering of Common Stock in August 1994, is responsible for developing and recommending executive compensation policies to the Board of Directors. The Compensation Committee believes that executive compensation should be related to performance relative to the industry and to creating long-term value for stockholders. The executive officer compensation program has been designed to attract and retain highly qualified and motivated colleagues and to reward superior performance.

     The combination of both cash compensation (salary and bonus) and equity-based compensation are intended to encourage and reward near-term objectives, such as financial performance, and long-term goals, such as continuous improvement in customer and colleague satisfaction, and the growth and prosperity of the Company and its stockholders.

Salary and Bonus

     In general, the base salaries of our executive officers are established at market rates with appropriate adjustments for experience and performance. Each year, to ascertain market rates, the Committee reviews compensation data prepared by outside consultants, which consists of cash and equity compensation paid to executive officers by a peer group of durable goods manufacturing companies many of which are suppliers to the automotive industry. To provide performance incentives annual cash bonus awards are payable based on performance compared to certain predetermined goals established and approved by the Board of Directors.

     The annual bonus program is intended to provide incentives and reward performance based on achievement of predetermined annual goals. For 2003, the Committee established a target for each executive officer expressed as a percentage of his or her salary, to be achieved by meeting predetermined goals measured by the Company's return on invested capital ("ROIC"). ROIC is defined as operating income as a percentage of average quarterly invested capital for the year. The bonus is payable only if the minimum financial performance target is achieved, which in 2003 was a ROIC of 6.0%. The bonus is also subject to adjustment for individual performance, based upon predetermined leadership development objectives, individual performance and other special circumstances. For 2003, the Company's ROIC was below the minimum performance level of 6.0%, and no bonus was earned by or paid to the executive officers.

Long-Term Incentive Plan

     The long-term incentive plan is intended to provide incentive, reward performance and create shareholder value. It is a multi-year plan comprised of a Long-Term Performance Cash Plan and equity incentives.

     The performance period under the current plan is two years, which began January 1, 2003 and will end December 31, 2004 (the "2003-2004 Plan"). Performance under the Performance Cash Plan during this period is based upon the achievement of predetermined targets measured against an internal scale of ROIC, calculated as Operating Income as a percent of Invested Capital, weighted at 40%, and against an external scale comparing the Company's ROIC performance with the ROIC performance of the Company's peer group, weighted at 60%. Operating Income is defined as sales, less cost of sales, selling, general and administrative expense, and amortization at the business unit level. Invested Capital, the average of quarterly invested capital during the performance period, is defined as total assets, except cash, less certain current liabilities (such as accounts payable, accrued expenses and property taxes).

     Fifty percent of any awards earned by participants under the 2003-2004 Plan will be paid in 2005. The balance will be held by the Company in an interest account and is subject to forfeiture. The balance is not payable to a participant unless the colleague continues to be employed by the Company until the date in 2006 when the payment is made. Amounts which become payable may be paid in cash, installments or deferred either under the Company's Key Leadership Deferred Income Stock Purchase Plan or the Supplemental Retirement Plan.

     The long-term equity incentives issued pursuant to the 2003-2004 plan consist of stock option and restricted share awards under the Tower Automotive, Inc. Long-Term Incentive Plan, a plan approved by stockholders in 1999 and administered by the Committee. Under this Plan, options are granted at an exercise price equal to the price of Company stock on the date the options are granted.

     The Committee believes that equity awards align management's long-term interests with stockholder interests. The Committee also believes the equity awards are a cost effective method of providing key management with long-term compensation. The Committee approves the colleagues who participate in the Plan, based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. The Committee determines the number of option shares and restricted shares to be granted to each colleague based upon market survey data, individual performance, and responsibility.

     In May 2003, the existing nine executive officers were granted stock options for an aggregate of 205,000 shares and were issued an aggregate of 82,000 shares of restricted stock. Restricted shares were issued at the rate of one share per each 2.5 option shares. As contemplated by the 2003-2004 Plan, the Committee intends to consider the grant of equity awards to executive officers at its meeting in May 2004.

     The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company's Named Executive Officers. Certain compensation that qualifies as "performance-based" under IRS guidelines is not subject to this limit. Stock options granted and restricted shares under the Company's stock option plan, as well as the amounts earned under our Performance Cash Plan, are designed to qualify as performance-based compensation, thereby permitting the Company to deduct the related expenses. To maintain flexibility in compensating executive officers in a manner that best incents our leaders, the Committee has not adopted a policy that all compensation must be deductible. However, the Compensation Committee will continue to work to structure components of its executive compensation to achieve the maximum deductibility under the Internal Revenue Code in a manner consistent with its compensation goals and the Company's values.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Dugald Campbell stepped down as Chief Executive Officer of the Company on August 18, 2003. He agreed to continue as an employee with transitioning and consulting responsibilities until June 30, 2004, at which time he will retire. His base salary of $790,000 per year, established at the market median in October 2002, will continue until his retirement. In May 2003, Mr. Campbell was awarded a stock option for 82,500 shares of Company common stock and 33,000 shares of restricted stock. No bonus was paid to Mr. Campbell for his services in 2003.

     Ms. Kathleen Ligocki succeeded Mr. Campbell as Chief Executive Officer on August 18, 2003. Her salary was established at the annual rate of $700,000, which was slightly below market median. For 2003, she did not participate in the Company's annual incentive bonus plan, but rather will be paid $250,000 as of the time she would have received a bonus from her former employer (Ford Motor Co.). To compensate for the value of an award of restricted shares to her by Ford Motor Co., which would have vested in December 2003, Ms. Ligocki was awarded 100,000 shares of restricted shares of the Company. The restrictions on such shares will lapse 50% after one year and 50% after two years from the date she was hired by the Company.

     Ms. Ligocki was also offered a Change in Control Agreement, comparable to those offered to other executive officers, providing a cash payout of three times salary if she becomes entitled to a payout under the terms of the Agreement. In addition, Ms. Ligocki's agreement provides that if her employment is terminated within three years from date of hire for any reason other than "cause," she will receive a severance equal to one year of base salary plus an annual bonus equal to her target award under the annual incentive plan. Neither Ms. Ligocki nor any of the other executive officers have an employment agreement with the Company.

     The foregoing report has been approved by all members of the Compensation Committee.

                                          Compensation Committee:

                                          F. Joseph Loughrey, Chair
                                          Juergen M. Geissinger
                                          Ali Jenab
                                          Georgia Nelson

CHANGE IN CONTROL AGREEMENTS

     We have entered into Change in Control Agreements with certain of our key colleagues, including our Named Executive Officers. These agreements provide severance benefits if an individual's employment is terminated within thirty-six months after change in control, or within six months before change in control. For purposes of these agreements, a "change in control" is any occurrence of nature that is reportable as such in a proxy statement under applicable rules of the SEC, and would include, without limitation, the acquisition of the actual ownership of 20% or more of our voting securities by any person, certain changes in the composition of our Board of Directors, or a merger and consolidation in which we are not the surviving entity, or our sale or liquidation.

     Benefits under these Agreements are not payable if we terminate an individual's employment for cause, if employment terminates due to the individual's death or disability, or the individual resigns without "good reason." A colleague may resign with "good reason" after change in control and retain benefits if we reduce the individual's salary or bonus, assign duties in consistent with the colleague's prior position, or make other material, adverse changes in the terms or conditions of the colleague's employment. The agreements are on self-renewing terms of one year each, unless we take action to terminate further extensions at least six months prior to the annual expiration date. These agreements provide severance benefits of up to three year's salary and bonus and a continuation of benefits for up to three years.

RETIREMENT AGREEMENT

     Effective August 18, 2003, Dug Campbell, our prior President and Chief Executive Officer resigned as such. In recognition of his prior contributions and our desire to ensure his continued consulting services, we entered into a Retirement Agreement that obligates us to make certain payments during the three year Advisory Period. At the time of the execution of the Agreement, we granted Mr. Campbell 400,802 stock units under our Key Leadership Deferred Stock Purchase Plan. We are obligated to pay Mr. Campbell $400,000 for the years 2005 and 2006, and to continue Mr. Campbell in our health plan until he reaches the age of 65.

     Mr. Campbell's benefits under our other plans will be determined as of the actual date of his retirement with us, which is effective June 30, 2004. Among other obligations, Mr. Campbell was required to surrender and forfeit options providing for the purchase of up to 530,700 shares of our common stock.

                               PERFORMANCE GRAPH

     The following graph compares our cumulative total stockholder return since December 31, 1998, with the Standard & Poor's 500 Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following: Amcast Industrial Corporation, Autoliv, Inc., ArvinMeritor, Inc., American Axle & Manufacturing Holdings, Borg-Warner Automotive, Inc., Collins & Aikman Corporation, Dana Corporation, Decoma International Inc., Delphi Automotive Systems, Dura Automotive Systems, Inc., Eaton Corporation, Gentex Corporation, Hayes Lemmerz International, Inc., Intier Automotive, Inc., Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Magna International Inc., Methode Electronics, Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Stoneridge, Inc., STRATTEC Security Corporation, Superior Industries International, Inc., Tesma International, Inc., and Visteon Corporation. The comparison is based on the assumption that $100.00 was invested on December 31, 1998, in each of the common stocks, the Standard & Poor's 500 Index ("S&P 500 Index"), and the OEM Automotive Supplier Composite Index with dividends reinvested.

       COMPARISON OF TOTAL RETURN AMONG STANDARD & POOR'S 500 INDEX, OEM
         AUTOMOTIVE SUPPLIER COMPOSITE INDEX AND TOWER AUTOMOTIVE, INC.

                              (PERFORMANCE GRAPH)


                  12/31/98    12/31/99   12/31/00   12/31/01    12/31/02   12/31/03
-----------------------------------------------------------------------------------
 TWR                $100      $ 61.90    $ 36.09     $ 36.21    $ 18.05    $ 27.39
 OEM Suppliers      $100        97.84      75.43      110.12     107.90     176.49
 S&P 500            $100       119.53     107.41       93.40      71.57      90.46

                         OTHER COMPENSATORY AGREEMENTS

     S.A. Johnson serves as Chairman of Hidden Creek Industries. During 2003, we made payments to Hidden Creek Industries for certain acquisition related assistance, such as initiating contacts, due diligence, financing, contract negotiation and modeling, and for various other management services, totaling approximately $800,000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2005 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Annual Meeting in 2005 must be received by our secretary at 27175 Haggerty Road, Novi, Michigan 48377-3626, not later than December 17, 2004, to be considered for inclusion in our 2005 Proxy materials. As of April 16, 2004, no proposals to be presented at the 2004 Annual Meeting had been received by us. If we receive notice of a stockholder proposal after March 2, 2004, the persons named as proxies for the 2004 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at that meeting.

                             ADDITIONAL INFORMATION

     This solicitation is being made by us. We will bear all expenses in connection with this solicitation. We will request brokerage firms, nominees, custodians and fiduciaries to forward Proxy materials to the beneficial owners of shares held of record by such persons, and will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     We will furnish without charge to each person whose Proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Tower Automotive, Inc., 27175 Haggerty Road, Novi, Michigan 48377-3626.

     PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By Order of the Board of Directors,

                                          -s- James N. DeBoer
                                          James N. DeBoer
                                          Secretary

Dated: April 16, 2004

                                                                      APPENDIX A

                             TOWER AUTOMOTIVE, INC.

              AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                     (AS AMENDED THROUGH FEBRUARY 18, 2004)

I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board by overseeing (1) the quality and integrity of the Company's accounting, auditing and reporting practices, (2) the performance of the Company's internal audit function and independent auditor, and (3) the Company's disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board of Directors have established.

     The Audit Committee shall provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditor and the Board of Directors.

II.  MEMBERSHIP

     A. Independence -- The Audit Committee shall be comprised of three or more members, each of whom (1) must qualify as an independent director under the listing standards of the New York Stock Exchange and Section 301 of the Sarbanes-Oxley Act, and (2) shall be free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic financial and accounting practices and at least one member of the Committee shall be a "financial expert" in compliance with the criteria established by the Securities and Exchange Commission.

     B. Appointment -- The members shall be nominated by the Nominating and Corporate Governance Committee and appointed annually to one-year terms by the Board. The Nominating and Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Audit Committee as Chair.

     C. Limitations -- A member of the Audit Committee shall not simultaneously serve on the audit committee of more than two other public companies.

III.  MEETINGS

     Meetings of the Audit Committee shall be subject to the Committee procedure rules set forth in the Company's Bylaws, rules established by the Board, and its own rules of procedure, which shall be consistent with those Bylaws and the following:

          A. The Audit Committee shall meet at least four (4) times annually and more frequently as circumstances require. Each regularly scheduled meeting of the Committee shall conclude with an executive session of the Committee, absent members of management and on such terms and conditions as the Committee may elect. In addition, the Committee will meet periodically with management, the head of the Company's internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or the internal audit department or independent auditors believe should be discussed privately.

          B. Following each of its meetings, the Audit Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Audit Committee.

          C. The Audit Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV.  RESPONSIBILITIES, DUTIES AND AUTHORITY

     The Audit Committee shall have the following responsibilities, duties and authority:

          A. Document and Report

             1. Review and update this Charter periodically or as conditions dictate (at least, annually).

             2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body or to the public, including any report issued by the independent accountants.

             3. Review the summary report of the internal auditor and management's response to such reports.

             4. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

             5. Review with financial management and the independent auditors the quarterly report on Form 10-Q prior to its filing.

             6 Review earnings press releases with management prior to dissemination.

             7. Discuss with management financial information and earnings guidance provided to analysts and rating agencies.

          B. Independent Accountants

             1. Appoint, approve the compensation of, and provide oversight of the Company's independent auditor, including the removal of the Company's independent auditors. The independent auditors shall report directly to the Committee, and the Committee shall oversee the resolution of any disagreements between management and the independent auditors.

             2. On an annual basis, (a) review and evaluate the qualifications and performance of the independent auditors, and (b) review and discuss with the independent auditors all significant relationships the auditors have with the Company to determine the auditors' objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

             3. Administer the Company's Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor.

             4. Review the independent auditors' attestation and report on management's internal control report and hold timely discussions with the independent auditors regarding:

                (a) All critical accounting policies and practices;

                (b) All significant alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

                (c) Other material written communications between the independent auditor and management including, but not limited to, management letter and schedule of unadjusted differences; and

                (d) An analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

             5. At least annually, obtain and review a report by the independent auditor describing:

                (a) The firm's internal quality control procedures;

                (b) Any material issues raised by the most recent internal quality-control review, peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

                (c) All relationships between the independent auditor and the Company.

             6. Approve the hiring, by the Company, of any current employees or partners of the independent auditor or any person who was an employee or partner of the independent auditor during the three-year period preceding the proposed first date of employment by the Company.

          C. Financial Reporting Processes

             1. Review the integrity of the Company's financial reporting process, both internal and external, giving consideration to consultation with management, the independent accountants and the internal auditor.

             2. Consider and approve, as appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditor.

             3. Review and approve all related party transactions.

             4. Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, or auditing matters, including procedures necessary to receive and respond to confidential and anonymous submissions by Company colleagues regarding questionable accounting or auditing matters.

          D. Internal Audit

             1. Review activities, organizational structure and qualifications of the Company's internal audit department.

             2. Periodically review the head of the Company's internal audit department and any significant difficulties, disagreements with management or scope restrictions encountered in the course of that department's work.

          E. Ethical and Legal Compliance

             1. Review the Tower Automotive, Inc.'s Mission, Vision, Values, Goals, and Compliance Policies, including its Code of Business Conduct and Ethics, approved by the Board of Directors, to ensure that management has maintained a system to comply with expected ethical and legal requirements.

             2. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

             3. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

             4. Discuss the Company's major financial and accounting risk exposures and steps taken by management to control or mitigate those exposures.

          F. Other

             1. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvement in financial or accounting practices, as approved by the Audit Committee, have been implemented.

             2. Prepare the report that the SEC requires to be included in the Company's annual Proxy Statement.

             3. Perform an annual self-assessment relative to the Audit Committee's purpose, duties and responsibilities set forth in this Charter.

             4. To the extent it deems appropriate, and with or without full Board approval, obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

             5. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

                             TOWER AUTOMOTIVE, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                    Thursday, May 20, 2004 at 1:00 PM, C.D.T.
                               One Financial Place
                              440 S. LaSalle Street
                           2nd Floor Conference Center
                            Chicago, Illinois 60605


     -----------------------------------------------------------------------




     -----------------------------------------------------------------------



            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------


         TOWER AUTOMOTIVE, INC.                    PROXY/VOTING INSTRUCTION CARD
         =======================================================================

P THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 20, 2004.
R
         The undersigned hereby appoints S.A. Johnson and Kathleen Ligocki, or
O either of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Tower
X Automotive, Inc. to be held on May 20, 2004 at 1:00 p.m., Central Time, and at any adjournments thereof, and to vote as specified in this Proxy
Y all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

         Your vote with respect to the election of Directors and the other proposal may be indicated on the reverse. Nominees for Directors are:
         S.A. Johnson, Kathleen Ligocki, A.G. Fernandes, J.M. Geissinger, Ali Jenab, Joe Loughrey, J.R. Lozelle, G.R. Nelson, E. Zambrano.

         YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         =======================================================================
         Comments
                 ---------------------------------------------------------------

         -----------------------------------------------------------------------
         (IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE MARK THE "COMMENTS"
         BOX ON THE REVERSE OF THIS CARD.)


                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------

TOWER AUTOMOTIVE, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8024
EDISON, NJ 68818-8024








                                    DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                              1887

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
   VOTED FOR THE ELECTION OF DIRECTORS, AND FOR THE AMENDMENT TO THE REFERENCED PLAN.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF THE PROPOSED PLAN AMENDMENT.

                                                                                                            FOR   AGAINST   ABSTAIN
    1. Election of Directors:                      2. Amendment to the Company's Colleague Stock Discount   [ ]     [ ]       [ ]
       (see reverse)                                  Plan
                         FOR       WITHHELD
                         [ ]          [ ]          3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        [ ]
            --------------------------------------
            For, except vote withheld from the                                                                    Change of
            above nominee(s)                                       I plan to attend the Annual Meeting       Address/Comments on
                                                                                                                 reverse side
                                                                             YES         NO
                                                                             [ ]         [ ]                         [ ]


Signature:                                  Date:                 Signature:                                  Date:
           --------------------------------       ---------------           ---------------------------------      ----------------
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, officer, general partner, etc., please give full title as such.